Exhibit 99.1

EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACTS:	R. Jordan Gates Bradley S. Powell
President and Chief Operating Officer    Senior Vice President and Chief Financial Officer
(206) 674-3427     (206) 674-3412
FOR IMMEDIATE RELEASE
_____________________________________________________________________________________________
EXPEDITORS REPORTS FIRST QUARTER 2012 EPS OF $.36 PER SHARE 1

SEATTLE, WASHINGTON - May 2, 2012, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings attributable to shareholders of $76,707,000 for the first quarter of 2012, as compared with $91,232,000 for the same quarter of 2011, a decrease of (16)%. Net revenues for the first quarter of 2012 decreased (2)% to $446,571,000 as compared with $453,915,000 reported for the first quarter of 2011. Total revenues and operating income were $1,411,370,000 and $125,271,000 in the first quarter of 2012, as compared with $1,460,848,000 and $147,230,000 for the same quarter of 2011, decreases of (3)% and (15)%, respectively. Diluted net earnings attributable to shareholders per share for the first quarter were $.36, as compared with $.42 for the same quarter in 2011, a decrease of (14)%.

"Today's announcement of our first quarter 2012 results could be viewed by some as anti-climactic given our earlier guidance," said Peter J. Rose, Chairman and Chief Executive Officer. "Our public comments on the state of the global economy these past six months foreshadowed the possibility that some volume weakness could develop in 2012 as compared with 2011. However, a 9% decline in year-over-year airfreight tonnages during the first quarter of 2012 was not what we would have predicted, even if we made predictions. Our largest customers are being very cautious about the amount of airfreight they are using this year. The 5% increase in airfreight shipments handled during the first quarter, despite this decline in tonnage, reinforces that our customers do continue to ship, however. Historically, March is a very significant airfreight month from a tonnage perspective. March 2012 was a notable exception. It is also an anomaly when we experience both a strong reduction in year-over-year airfreight tonnage and a margin contraction. Those who understand the nuances of this business will recognize that as a sign of what it is, a very atypical airfreight environment. We'd be remiss not to mention that these results also include the full accrual of the $5.5 million fine levied by the European Commission the last week of March. We will also take this opportunity to reiterate what we announced when the EC disclosed the fine. We disagree with this decision. As we said then, we did not enter into any agreement that affected customer pricing in any way," Rose went on to say.

"We don't believe in making excuses at Expeditors. While we feel obligated to explain, we are not happy about these results. Our focus for the remainder of 2012 will be to aggressively expand our customer base and seek to extend our business reach with existing customers while implementing the kind of common sense cost control measures that we used in 2009. We will not abandon our core principles. We also understand that sustainable market share gains, like trust, must be earned and cannot be purchased. At the end of the day, it is only by meeting the needs of our customers that we demonstrate our value. Fortunately our people do just that," Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 186 full-service offices and 63 satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

________________________
1 Diluted earnings attributable to shareholders per share.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
First Quarter 2012 Earnings Release, May 2, 2012

Financial Highlights for the Three months ended March 31, 2012 and 2011 (Unaudited)
(in 000's of US dollars except share data)

	Three months ended March 31,
	2012	2011	% Decrease
Revenues	$1,411,370	$1,460,848	(3)%
Net revenues	$446,571	$453,915	(2)%
Operating income	$125,271	$147,230	(15)%
Net earnings attributable to shareholders	$76,707	$91,232	(16)%
Diluted earnings attributable to shareholders	$.36	$.42	(14)%
Basic earnings attributable to shareholders	$.36	$.43	(16)%
Diluted weighted average shares outstanding	214,199,510	215,863,386
Basic weighted average shares outstanding	212,097,662	212,088,860

	Employee headcount as of March 31,
	2012	2011
North America	4,702	4,443
Asia Pacific	4,006	3,898
Europe and Africa	2,292	2,142
Middle East	1,229	1,187
South America	644	626
Information Systems	567	551
Corporate	234	205
Total	13,674	13,052

	Year-over-year percentage increase (decrease) in:
	Airfreight kilos	Ocean freight FEU
2012
January	(15)%	(6)%
February	3%	15%
March	(13)%	(1)%
Quarter	(9)%	1%

During the first quarter of 2012, the Company opened one full service office in Tulsa, Oklahoma (formerly a satellite of Dallas).

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on changes in the global economy, future volume levels, future airfreight shipments and tonnage, future airfreight tonnage in March, future airfreight margins and ability to meet the needs and provide value of customers. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, regulatory actions or changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31, 2012	December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$1,412,915	$1,294,356
Short-term investments	16,277	472
Accounts receivable, net	934,866	934,752
Deferred Federal and state income taxes	9,754	10,415
Other current assets	36,386	46,888
Total current assets	2,410,198	2,286,883
Property and equipment, net	550,323	538,806
Goodwill and other intangibles, net	10,215	10,557
Other assets, net	30,487	30,581
	$3,001,223	$2,866,827
Liabilities and Equity
Current Liabilities:
Accounts payable	629,503	606,628
Accrued expenses, primarily salaries and related costs	170,535	169,445
Federal, state and foreign income taxes	28,219	20,072
Total current liabilities	828,257	796,145
Deferred Federal and state income taxes	70,932	60,613

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $.01 per share; issued and outstanding 212,275,083 shares at March 31, 2012 and 212,003,662 shares at December 31, 2011	2,123	2,120
Additional paid-in capital	18,338	13,260
Retained earnings	2,067,929	1,991,222
Accumulated other comprehensive income (loss)	7,064	(2,964)
Total shareholders’ equity	2,095,454	2,003,638
Noncontrolling interest	6,580	6,431
Total equity	2,102,034	2,010,069
	$3,001,223	$2,866,827

02-May-2012                Expeditors International of Washington, Inc.                    Page 3 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except share data)
(Unaudited)

	Three months ended
	March 31,
	2012	2011
Revenues:
Airfreight services	$638,912	$700,923
Ocean freight and ocean services	434,336	440,141
Customs brokerage and other services	338,122	319,784
Total revenues	1,411,370	1,460,848
Operating Expenses:
Airfreight consolidation	481,043	524,636
Ocean freight consolidation	331,954	339,549
Customs brokerage and other services	151,802	142,748
Salaries and related costs	246,132	237,815
Rent and occupancy costs	21,176	21,381
Depreciation and amortization	9,545	9,174
Selling and promotion	8,663	9,163
Other	35,784	29,152
Total operating expenses	1,286,099	1,313,618
Operating income	125,271	147,230

Interest income	3,360	2,320
Interest expense	(620)	(214)
Other, net	1,097	1,117
Other income, net	3,837	3,223
Earnings before income taxes	129,108	150,453
Income tax expense	52,386	59,246
Net earnings	76,722	91,207
Less net earnings (losses) attributable to the noncontrolling interest	15	(25)
Net earnings attributable to shareholders	$76,707	$91,232
Diluted earnings attributable to shareholders per share	$.36	$.42
Basic earnings attributable to shareholders per share	$.36	$.43
Dividends declared and paid per common share	$—	$—
Weighted average diluted shares outstanding	214,199,510	215,863,386
Weighted average basic shares outstanding	212,097,662	212,088,860

02-May-2012                Expeditors International of Washington, Inc.                    Page 4 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Three months ended
	March 31,
	2012	2011
Operating Activities:
Net earnings	$76,722	$91,207
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	(467)	1,853
Deferred income tax expense (benefit)	5,481	(1,936)
Excess tax benefits from stock plans	(3,426)	(2,246)
Stock compensation expense	10,600	10,472
Depreciation and amortization	9,545	9,174
Gain on sale of assets	(65)	(30)
Other	282	307
Changes in operating assets and liabilities:
Decrease in accounts receivable	12,968	6,683
Decrease (increase) in other current assets	1,924	(1,415)
Increase in accounts payable and accrued expenses	13,559	30,187
Increase in income taxes payable, net	20,274	33,577
Net cash provided by operating activities	147,397	177,833
Investing Activities:
Increase in short-term investments, net	(15,780)	(89)
Purchase of property and equipment	(17,088)	(21,125)
Proceeds from sale of property and equipment	112	43
Other	358	(1,442)
Net cash used in investing activities	(32,398)	(22,613)
Financing Activities:
Proceeds from issuance of common stock	12,920	7,804
Repurchases of common stock	(21,865)	(19,584)
Excess tax benefits from stock plans	3,426	2,246
Net cash used in financing activities	(5,519)	(9,534)
Effect of exchange rate changes on cash and cash equivalents	9,079	8,320
Increase in cash and cash equivalents	118,559	154,006
Cash and cash equivalents at beginning of period	1,294,356	1,084,465
Cash and cash equivalents at end of period	$1,412,915	$1,238,471
Interest and taxes paid:
Interest	$187	$4
Income taxes	26,512	26,276

02-May-2012                Expeditors International of Washington, Inc.                    Page 5 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands) (Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	ASIA PACIFIC	EUROPE and AFRICA	MIDDLE EAST and INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended March 31, 2012:
Revenues from unaffiliated customers	$377,302	49,954	19,269	688,070	206,271	70,504	—	1,411,370
Transfers between geographic areas	22,208	2,465	5,079	10,972	9,467	4,651	(54,842)	—
Total revenues	$399,510	52,419	24,348	699,042	215,738	75,155	(54,842)	1,411,370
Net revenues	$181,475	22,242	14,835	131,814	71,533	24,672	—	446,571
Operating income	$45,525	6,369	4,762	47,238	14,247	7,130	—	125,271
Identifiable assets	$1,590,900	96,312	52,214	708,528	404,839	149,416	(986)	3,001,223
Capital expenditures	$9,759	176	255	5,287	942	669	—	17,088
Depreciation and amortization	$5,622	187	217	1,624	1,404	491	—	9,545
Equity	$1,315,321	56,341	31,060	471,498	164,165	93,282	(29,633)	2,102,034
Three months ended March 31, 2011:
Revenues from unaffiliated customers	$377,106	43,846	20,332	728,130	213,612	77,822	—	1,460,848
Transfers between geographic areas	23,965	2,682	5,621	9,183	10,707	4,209	(56,367)	—
Total revenues	$401,071	46,528	25,953	737,313	224,319	82,031	(56,367)	1,460,848
Net revenues	$177,934	20,701	15,103	141,487	73,926	24,764	—	453,915
Operating income	$53,734	5,789	4,763	59,438	17,707	5,799	—	147,230
Identifiable assets	$1,427,414	86,371	57,960	659,352	452,675	153,236	(276)	2,836,732
Capital expenditures	$4,030	160	156	4,712	11,706	361	—	21,125
Depreciation and amortization	$4,985	303	269	1,969	1,110	538	—	9,174
Equity	$1,124,913	47,793	30,981	407,053	181,245	89,422	(32,287)	1,849,120

02-May-2012                Expeditors International of Washington, Inc.                    Page 6 of 6